                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements Form S-8 No. 333-03144 and Form S-8 No. 333-91833 pertaining to the Amended and Restated 1993 Stock Incentive Plan, the 1995 Non-employee Director Stock Option Plan, the 1995 Employee Stock Purchase Plan and the 1998 Non-employee Director Stock Option Plan of LeCroy Corporation, Form S-3 No. 333-64848 pertaining to the registration of Common Stock and Warrants with a maximum aggregate offering price not to exceed $50,000,000, and Form S-3 No. 333-43690 pertaining to the registration of 100,000 shares of LeCroy Corporation's Common Stock, of our report dated July 31, 2002, with respect to the consolidated financial statements and schedule of LeCroy Corporation included in this Annual Report (Form 10-K/A) for the year ended June 30, 2003.



                                                           /s/ ERNST & YOUNG LLP



MetroPark, New Jersey
February 9, 2004